EXHIBIT 16.

                                 January 8, 2001



Securities Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:       Internet Venture Group, Inc. Report on Form 8-K
          -----------------------------------------------

Ladies and Gentlemen:

We have read Item 4 of Internet Venture Group, Inc.'s Form 8-K dated January 8, 2001, and are in agreement with the statements contained in paragraphs 1, 2, 3, and 5 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                             Very truly yours,

                                             /s/ MICHAEL JOHNSON & CO. LLC
                                             -----------------------------
                                             Michael Johnson & Co., LLC